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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-69672, 33-37396, and 33-40280 of OEC Medical Systems, Inc. on Forms S-8 of our report dated January 20, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of OEC Medical Systems, Inc. for the year ended December 31, 1998.


/s/
DELOITTE & TOUCHE  LLP
Salt Lake City, Utah

March 24, 1999